EXHIBIT 99.5

FORM OF

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary or other nominee of non-transferable rights (the “Rights”) to purchase shares of 5.5%/8.5% Series A Convertible Preferred Stock, with a par value of $0.001 per share (the “Preferred Stock”) of The Providence Service Corporation (the “Company”), pursuant to the rights offering described and provided for in the Company’s Prospectus dated                     , 2014 (the “Prospectus”), hereby certifies to the Company and to Computershare Trust Company, N.A., as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Subscription Right (as defined in the Prospectus), listing separately below each such exercised Subscription Right (without identifying any such beneficial owner):

Number of Shares of Common Stock Owned on the Record Date	Number of Shares of Preferred Stock Subscribed for Pursuant to Subscription Right

1.

2.

3.

4.

5.

6.

7.

8.

9.

Provide the following information if applicable:

Depository Trust Company (“DTC”)

Participant Number

Participant Name:

By:

Name:

Title:

DTC Subscription Confirmation Number(s)

1